Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

The certification set forth below is being submitted in connection with the Quarterly Report of First Data Corporation on Form 10-Q for the period ended June 30, 2013 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Ray E. Winborne, the Chief Financial Officer of First Data Corporation, certifies that, to the best of his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of First Data Corporation.

Date: August 12, 2013	/s/ RAY E. WINBORNE
Ray E. Winborne Chief Financial Officer